Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Capitalized terms used but not otherwise defined in this section shall have the meanings ascribed to them in the current report on Form 8-K (the “Form 8-K”) to which this section is attached as an exhibit.

The following unaudited pro forma combined balance sheet as of December 31, 2017 combines the audited historical consolidated balance sheet of IEA Energy Services, LLC (“IEA Services”) as of December 31, 2017 with the audited historical balance sheet of Infrastructure and Energy Alternatives, Inc. (f/k/a M III Acquisition Corp.) (the “Company”) as of December 31, 2017, giving effect to the Business Combination as if it had been consummated as of that date.

The following unaudited pro forma combined statement of operations for the year ended December 31, 2017 combines the audited historical consolidated statement of operations of IEA Services for the year ended December 31, 2017 with the audited historical statement of operations of the Company for the year ended December 31, 2017, giving effect to the Business Combination as if it had occurred on January 1, 2017.

The historical financial information has been adjusted to give pro forma effect to final events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The historical financial statements of IEA Services and the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

The historical financial information of IEA Services as of and for the year ended December 31, 2017 was derived from IEA Services’ audited financial statements included in this Form 8-K as Exhibit 99.4. The historical financial information of the Company was derived from the audited financial statements of the Company as of and for the year ended December 31, 2017 contained in the Company’s annual report on Form 10-K for the year ended December 31, 2017 (the “Company Form 10-K”). This information should be read together with IEA Services’ and the Company’s audited financial statements and related notes, IEA Services’ Management’s Discussion and Analysis of Financial Condition and Results of Operations (included in this Form 8-K as Exhibit 99.3), the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations (included in the Company Form 10-K) and other financial information included or incorporated by reference in this Form 8-K or the Company Form 10-K.

The unaudited pro forma combined financial information is for illustrative purposes only. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had IEA Services and the Company always been combined (or if the Business Combination had occurred on January 1, 2017) or the future results that the combined company will experience. IEA Services and the Company have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following unaudited pro forma combined financial information gives effect to the following transactions:

•                  The Mergers and the other transactions contemplated by the Merger Agreement and the Founder Shares Amendment Agreement;

•                  The release of all of the funds held in the Company’s trust account that holds the proceeds (including interest, which shall be net of taxes payable) of its initial public offering (the “Trust Account”);

•                  The payment by the Company of the Merger Consideration to IEA Parent (as further described below);

•                  The cancellation of 7,967,165 shares of Common Stock as a result of stockholders electing to redeem their public shares, resulting in the payment of an aggregate of $80.4 million of cash from the Trust Account;

•                  The termination by IEA Services of its prior credit facility and the entry by IEA Services into the new Credit Facility, initially providing for a $50.0 million revolving credit facility maturing on the third anniversary of the Closing Date (the “New Revolving Facility”) and a $50.0 million delayed-draw term loan facility (the “New Term Loan Facility”) maturing on the third anniversary of the Closing Date;

•                  The borrowing of $19.0 million under the New Revolving Facility and $24.0 million under the New Term Loan Facility and,

•                  The payment by IEA Services and the Company of the transaction expenses of $25.8 million, consisting of a $6.0 million deferred underwriting fee payable and $19.8 million of fees and expenses incurred by IEA Services and the Company related to the Business Combination, including the expenses of legal, accounting and other professionals. Of that aggregate amount, $3.9 million was paid in cash, $10.2 million is expected to be paid in ninety days in cash ($2.7 million is already reflected in accrued at December 31, 2017) and approximately $11.7 million of fees, expenses and other aounts associated with the Business Combination was paid in the form of 1,169,968 shares of Common Stock.

The Business Combination is being accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, the Company is treated as the ‘‘acquired’’ company for financial reporting purposes. This determination was primarily based on IEA Services’ operations comprising substantially all of the ongoing operations of the post-combination company, IEA Services’ senior management comprising substantially all of the senior management of the post-combination company and IEA Parent holding a 48.3% voting interest in the Company. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of IEA Services issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are the historical operations of IEA Services.

The unaudited pro forma condensed combined financial statements do not include any adjustments for incremental general and administrative costs which are anticipated to be incurred by the combined company as a public reporting company. These incremental expenses, estimated to be approximately $5.0 million per year, include compensation and benefit expense for certain additional personnel, fees paid to the independent auditors, legal advisors and other professional advisors, investor relations activities, registrar and transfer agent fees, incremental costs for director and officer liability insurance and director compensation.

The amount of merger consideration paid at Closing to IEA Parent (the “Merger Consideration”) was $81.4 million in cash, and 10,003,500 shares of Common Stock, 425,000 shares of Common Stock related to forfeited Founder Shares and 34,965 shares of Series A Preferred Stock with an aggregate stated value of $126.3 million at the Closing Date due to the reduction in market price of Common Stock during the period offset by additional consideration for Founder Shares allocated to the IEA Parent.   Immediately following the Closing, IEA Parent owned approximately 48.3% of the Company’s common stock and the stockholders of the Company prior to the Business Combination owned approximately 51.7% of the Company’s outstanding common stock.  The Merger Consideration is subject to adjustment based on final determinations of IEA Services’ closing date working capital and indebtedness, which determination will be finalized approximately 45 days after the Closing Date.

IEA Parent will also receive Earn-Out Shares if certain EBITDA thresholds specified in the Merger Agreement are met in either or both of fiscal years 2018 and 2019, with a total of 9,000,000 shares of Common Stock being earnable for both such years in the aggregate. The Earn-Out Shares are to be issued contingent on future performance of the post combination company and, therefore, have been recorded as a liability at the market price on the Closing Date of $8.71 in the unaudited pro forma combined financial statements.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 10,003,500 shares of Common Stock and 425,000 shares of Common Stock related to forfeited Founder shares that were issued to IEA Parent in connection with the Business Combination. The previously outstanding warrants of the Company to purchase a total of 7,730,000 shares of Common Stock at an exercise price of $11.50 per share continue to be outstanding after the Closing of the Business Combination.  Based upon the price of the Company’s Common Stock on the Closing Date, the Company’s warrants were not dilutive on a pro forma basis. The computation of diluted net income per share includes an aggregate of 9,000,000 additional shares of Common Stock that may be issued to IEA Parent upon the achievement of specified EBITDA thresholds and 3,496,500 additional shares of Common Stock that may be issued to IEA Parent upon conversion of the Series A Preferred Stock.

PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2017

(UNAUDITED)

(in thousands except share and per share amounts)

	(A) IEA Services	(B) The Company	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$4,877	$370	$70,983	(1)
			(81,407	)(3)
			(3,877	)(4)
			4,773	(5)
			(38,447	)(5)
			43,000	(6)
					$272
Accounts receivable, net	60,981	—	—		60,981
Costs and estimated earnings in excess of billings on uncompleted contracts	18,613	—	—		18,613
Prepaid expenses and other current assets	862	21	—		883
Total current assets	85,333	391	(4,975)		80,749

Cash held in trust account	—	151,058	(70,644	)(1)
			(80,414	)(2)	—
Property, plant and equipment, net	30,905	—	—		30,905
Goodwill	3,020	—	—		3,020
Intangibles, net	69	—	—		69
Company-owned life insurance	4,250	—	—		4,250
Other assets	46	—	—		46
Deferred income taxes - long term	3,080	—	—		3,080
Total assets	$126,703	$151,449	$(156,033)		$122,119

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$70,030	$149	$(149	)(4)
			7,358	(4)	$77,388
Current portion of capital lease obligations	4,691	—	—		4,691
Billings in excess of costs and estimated earnings on uncompleted contracts	7,398	—	—		7,398
Franchise tax payable	—	86	(86	)(4)	—
Contingent consideration	—	—	78,390	(3)	78,390
Line of credit	33,674	—	(38,447	)(5)
			4,773	(5)	—
Total current liabilities	115,793	235	51,839		167,867

Capital lease obligations, net of current maturities	15,899	—	—		15,899
Term loan facility	—	—	24,000	(6)
			(1,716	)(4)	22,284
Revolving credit facility	—	—	19,000	(6)	19,000
Deferred compensation	5,030	—	—		5,030
Deferred underwriting expense	—	6,000	(6,000	)(4)	—
Total liabilities	136,722	6,235	87,123		230,080

Commitments and contingencies

	(A) IEA Services	(B) The Company	Pro Forma Adjustments		Pro Forma

Common stock, shares subject to possible redemption	$—	$140,214	$(140,214	)(2)	$—
Series A Preferred Stock	—	—	34,965	(3)	34,965

Stockholders’ equity (deficit):
Common stock	—	1	(1	)(2)
			1	(3)	1
Additional paid-in capital	—	—	59,801	(3)
			(216,407	)(3)
			105,033	(3)
			(78,390	)(3)
			(4,250	)(3)
			4,250	(3)
			11,743	(4)
			118,220	(7)	—

Retained earnings (deficit)	(10,019)	4,999	(4,999	)(3)
			(15,027	)(4)
			339	(1)
			(118,220	)(7)	(142,927)
Total stockholders’ equity (deficit)	(10,019)	5,000	(137,907)		(142,926)
Total liabilities and stockholders’ equity (deficit)	$126,703	$151,449	$(156,033)		$122,119

(A)       Derived from the audited consolidated balance sheet of IEA Services as of December 31, 2017.

(B)       Derived from the audited balance sheet of the Company as of December 31, 2017.

(1)         Represents the release of cash and cash equivalents from the Company’s Trust Account.

(2)         To reflect the cancellation of 7,967,165 shares of Common Stock as a result of stockholders electing to redeem their public shares, resulting in the payment of an aggregate of $80.4 million of cash from the Company’s Trust Account.

(3)         To reflect the payment of the Merger Consideration as follows: IEA Parent received approximately $81.4 million in cash, 10,003,500 shares of Common Stock, 425,000 shares of Common Stock related to forfeited Founder Shares and 34,965 shares of Series A Preferred Stock with an initial stated value of $35.0 million. Fair value of the Series A Preferred Stock will be determined when recorded and could change and could result in accretion through the income statement. The Earn-Out Shares are to be issued contingent on future performance of the post combination company and, therefore, have been recorded as a liability at the market price on the Closing Date of $8.71.

The adjustment also reflects the recapitalization of IEA Services through the contribution of all of its share capital to the post-combination company, the distribution of all balance sheet cash to Seller and the elimination of the historical retained earnings of the Company.

(4)         To reflect the transaction expenses of $25.8 million, consisting of a $6.0 million deferred underwriting fee payable and $19.8 million of fees and expenses incurred by IEA Services and the Company related to the Business Combination, including the expenses of legal, accounting and other professionals.  Of that aggregate amount, $3.9 million is reflected as paid in cash, $10.2 million is expected to be paid in ninety days ($2.7 million is already reflected in accrued at December 31, 2017) and $11.7 million is reflected as paid in the form of 1,169,968 shares of Common Stock.

(5)         To record repayment of IEA Services’ prior credit facility.

(6)         Reflects IEA Services’ borrowings of $19.0 million under the New Revolving Facility and $24.0 million under the New Term Loan Facility.

(7)         To reclassify the debit balance in additional paid-in capital to retained earnings (deficit).

PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(in thousands except share and per share amounts)

(unaudited)

	(A) IEA Services	(B) The Company	Pro Forma Adjustments		Pro Forma
Revenue	$454,949	$—	—		$454,949
Cost of revenue	388,928	—	—		388,928
Gross Profit	66,021	—	—		66,021
Selling, general and administrative	33,543	—	(3,357	)(3)
			443	(4)
			456	(7)	31,085
Formation and operating costs	—	606	(25	)(3)	581
Income (loss) from operations	32,478	(606)	2,483		34,355
Other income (expense), net
Interest income (expense), net	(2,201)	958	(958	)(1)
			(1,290	)(5)	(3,491)
Other income	111	—	—		111
Income (loss) before provision for income taxes	30,388	352	235		30,975
Benefit (provision) for income taxes	(13,863)	(149)	(87	)(2)	(14,099)
Net income (loss)	16,525	203	148		16,876

Undeclared preferred stock dividend	—	—	(2,098	)(6)	(2,098)
Net income (loss) attributable to common stockholders’	$16,525	$203	$(1,950)		$14,778

Net income attributable to common stockholders

Basic		$(0.09)			$0.68
Diluted		$(0.09)			$0.50

Weighted average shares outstanding - basic		5,231,815	16,345,835	(7)	21,577,650
Weighted average shares outstanding - diluted		5,231,815	28,842,335	(7)	34,074,150

(A)                               Derived from the audited consolidated statement of operations of IEA Services for the year ended December 31, 2017.

(B)                               Derived from the audited statement of operations of the Company for the year ended December 31, 2017.

(1)                                 Represents the elimination of interest income on marketable securities held in the Company’s Trust Account.

(2)                                 To record normalized income tax expense of 37.0% for pro forma financial presentation purposes.

(3)                                 Represents an adjustment to eliminate direct, incremental costs of the Business Combination, which are reflected in the historical financial statements of IEA Services and the Company in the amount of $3.4 million for the year ended December 31, 2017.

(4)                                 To record the elimination of depreciation expense relating to a building transferred to IEA Parent in connection with the Mergers and record lease expense relating to the lease of that building by the Company.

(5)                                 To record estimated interest expense relating to the borrowings under the New Revolving Credit Facility and New Term Loan Facility of $19.0 million and $24.0 million respectively to pay fees, expenses and other amounts associated with the Business Combination.

(6)                                 To record a six percent (6%) per annum undeclared dividend on the preferred stock.

(7)                                 To record directors and officer’s insurance.

As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issued to IEA Parent in the Business Combination were outstanding for the entirety of the period presented. Weighted average shares of Common Stock outstanding — basic and diluted are calculated as follows:

Year Ended December 31, 2017
Weighted average shares calculation — basic
Company weighted average shares outstanding	5,231,815
Company shares subject to redemption reclassified to equity	13,978,185
Cancellation of Company shares because of stockholders electing redemption	(7,967,165)
Company shares issued pursuant to Advisor Commitment Agreements	469,968
Forfeited sponsor founder shares for warrants	(138,653)
Forfeited sponsor founder shares for IEA Parent	(425,000)
Company issued shares to IEA Parent for forfeited founder shares	425,000
Company shares issued to IEA Parent	10,003,500
Weighted average shares outstanding — basic	21,577,650
Percent of Common Stock owned by Company stockholders	51.7%
Percent of Common Stock owned by IEA Parent	48.3%

Weighted average shares calculation — diluted
IEA Parent	10,428,500
Earnout to IEA Parent (assumes fully earned)	9,000,000
Conversion of preferred stock by IEA Parent into Common Stock	3,496,500
Common Stock owned by Company stockholders	11,149,150
Weighted average shares outstanding — diluted	34,074,150
Percent of shares owned by Company stockholders	32.7%
Percent of shares owned by IEA Parent	67.3%

The computation of diluted net income per share includes an aggregate of 9,000,000 additional Shares of Common Stock that may be issued to IEA Parent upon the achievement of specified EBITDA thresholds and 3,496,500 additional shares of Common Stock that may be issued to Seller based upon conversion of preferred stock.  Based on the price of the Company’s Common Stock on the Closing Date of $8.71, the Company’s warrants are not dilutive on a pro forma basis. However, the potential dilutive impact will ultimately be recognized based on the actual market price on the date of measurement.